UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See the disclosure set forth under Item 2.01, which is incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 17, 2009, North American Scientific, Inc. a Delaware Corporation (the “Company”), North American Scientific, Inc., a California corporation and wholly-owned subsidiary of the Company in its capacity as the debtor in possession pending under Chapter 11 of title 11 of the United States Bankruptcy Code (the “Sub”), consummated the sale of tangible and intangible assets of the Company’s prostate brachytherapy business (the “Business Assets”) to Best Theratronics, Ltd., a Canadian federal corporation (the “Buyer”), pursuant to the terms of the Purchase and Sale Agreement entered into on March 11, 2009 (the “Agreement”) and an order authorizing the sale of certain assets dated April 8, 2009 from the Bankruptcy Court.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser agreed to purchase substantially all of the assets of the Sub relating to the Sub’s prostate brachytherapy business (the “Asset Sale”) for a purchase price of $2,000,000 (the “Purchase Price”) and the assumption of certain liabilities of the Sub.  The Purchase Price shall be paid as follows: (i) $1,250,000 cash at the closing, (ii) $750,000 payable in seven monthly installments of $100,000 and one final payment of $50,000 following the closing of the Asset Sale pursuant to the provisions of the secured promissory note.  The Purchase Price is subject to reduction in the event the gross sales of the Sub’s prostate brachytherapy business measured over a certain period preceding the closing of the Asset Sale have decreased in excess of 25% of the gross sales generated during a comparable period.

The Purchase Agreement provides that the Sub will indemnify Purchaser against losses or damages arising out of or relating to (i) any breach of any representation or warranty, or nonfulfillment of any covenant by the Sub contained in the Purchase Agreement, (ii) any liabilities of the Sub retained by the Sub, and (iii) any and all actions, claims, judgments, costs and expenses incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition of the same, or in enforcing the indemnity provisions of the Purchase Agreement.

The Company and Sub have made customary representations, warranties and covenants in the Asset Purchase Agreement.

Item 9.01  Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit Number	Description

2.1
Asset Purchase Agreement, dated March 11, 2009, by and among Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd. (Incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed with the SEC on March 17, 2009)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

April 22, 2009	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Asset Purchase Agreement, dated March 11, 2009, by and among Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd. (Incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed with the SEC on March 17, 2009)